UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

OPTION CARE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices) (Zip Code)

(312) 940-2443

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock. $0.0001 par value per share	OPCH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on May 3, 2023, Option Care Health, Inc., a Delaware corporation (the “Company”), Uintah Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Amedisys, Inc., a Delaware corporation (“Amedisys”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub would merge with and into Amedisys, with Amedisys continuing as the surviving corporation and becoming a wholly owned subsidiary of the Company. For a description of the Merger Agreement, please refer to Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2023 (the “May 2023 8-K”), which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the May 2023 8-K, which is incorporated herein by reference.

On June 26, 2023, the Company, Merger Sub and Amedisys entered into an agreement to terminate the Merger Agreement (the “Mutual Termination Agreement”). Pursuant to the Mutual Termination Agreement, the Merger Agreement was terminated. Under the terms of the Mutual Termination Agreement, the Company received a payment of $106 million in cash on behalf of Amedisys. The Mutual Termination Agreement also provides for the mutual release by the parties of all claims against the other parties based upon, arising from, in connection with or relating to the Merger Agreement.

The summary of the Mutual Termination Agreement set forth under this Item 1.02 is qualified in its entirety by reference to the complete terms and conditions of the Mutual Termination Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 26, 2023, the Company issued a press release announcing the termination of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained under this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key payers; (v) any adverse effect on the Company as a result of the announcement filed as an exhibit to this report or the failure of the transaction to proceed; (vi) the Company’s success in executing its business plans and strategies and managing the risks involved in the foregoing; and (vii) changes to the Company’s capital allocation plans and strategies. For a detailed discussion of the risk factors that could affect our actual results and financial condition, please refer to the risk factors identified in our SEC reports as filed with the SEC.

Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Mutual Termination Agreement, dated as of June 26, 2023, by and among Option Care Health, Inc., Uintah Merger Sub, Inc., and Amedisys, Inc.
99.1	Press Release, dated as of June 26, 2023, issued by Option Care Health, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTION CARE HEALTH, INC.

Dated: June 26, 2023	By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Chief Financial Officer